UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2008
MARKETAXESS HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	0-50670	52-2230784

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 Broadway, 42nd Floor, New York, New York	10005

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (212) 813-6000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Investment by Technology Crossover Ventures
     Securities Purchase Agreement
     On June 2, 2008, MarketAxess Holdings Inc., a Delaware corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with TCV VI, L.P., a Delaware limited partnership (“TCV VI”), and TCV Member Fund, L.P., a Delaware limited partnership (“TCV Member Fund” and, together with TCV VI, the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers (i) 35,000 shares of the Company’s Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), which shares are convertible into an aggregate of 3,500,000 shares of its common stock, par value $0.003 (“Common Stock”) and (ii) warrants (the “Warrants” and, together with the Series B Preferred Stock, the “Securities”) to purchase an aggregate of 700,000 shares of Common Stock at an exercise price of $10.00 per share, for an aggregate purchase price of $35,000,000 (the “Issuance”). The Securities will be purchased in two tranches, with the first tranche representing 28,000 shares of Series B Preferred Stock and Warrants to purchase 560,000 shares of Common Stock for an aggregate purchase price of $28,000,000, and the second tranche representing the remainder of the Securities for an aggregate purchase price of $7,000,000. The closings are subject to customary closing conditions and, in the case of the second tranche, approval of the investment by the U. K. Financial Services Authority.
     Pursuant to the terms of the Purchase Agreement, each Purchaser has agreed that until the earlier to occur of the seventh anniversary of the date of the Purchase Agreement and the first anniversary of the date on which such Purchaser no longer owns any Securities or any of the shares of Common Stock underlying the Securities, such Purchaser and certain related entities will not at any time acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of more than 19.9% of the outstanding shares of Common Stock, treating the shares underlying the Securities as outstanding. In addition, during such period of time, subject to certain exceptions, the Purchasers will not publicly propose to enter into any merger or other business combination involving the Company or make or participate in any proxy solicitation for a change in the directors or management of the Company or in connection with a merger or acquisition of the Company.
     In addition, subject to approval of the Issuance by the U.K. Financial Services Authority, for so long as the Purchasers beneficially own at least 1,750,000 shares of Common Stock, the Purchasers will have the right to nominate one director to the Board of Directors of the Company (the “Board of Directors”). The election of such nominee to the Board of Directors shall be subject to the approval of a majority of the independent directors of the Company, which approval may not be unreasonably withheld or delayed.
     The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The Purchase Agreement and related agreements have been filed to provide investors and security holders with information regarding their respective terms. They are not intended to provide any other factual information about the Company, TCV VI or TCV Member Fund. The Purchase Agreement contains representations and warranties that the parties thereto made to and solely for the benefit of each other, and such representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement.
     Investor Rights Agreement
     On June 2, 2008, in connection with the Purchase Agreement, the Company also entered into an Investor Rights Agreement with the Purchasers (the “Investor Rights Agreement”) pursuant to which, among other things, the Company agreed to grant the Purchasers certain registration rights and requiring the Company, within six months after the closing date, to file with the Securities and Exchange Commission a registration statement to register the resale of the Common Stock issuable upon conversion of the Series B Preferred Stock and upon exercise of the Warrants and cause such registration statement to become effective under the Securities Act of 1933, as amended (the “Securities Act”), no later than twelve months after the closing of the Issuance. The Company has agreed to keep the registration statement effective until the Purchasers no longer own any shares of Common Stock issued or issuable upon conversion or exercise of the Series B Preferred Stock or Warrants, as applicable, subject to the Company’s right to suspend the effectiveness of the registration statement or the use of the prospectus that is part of the registration statement during specified periods under certain circumstances. The Company has also agreed to provide the Purchasers with piggyback registration rights, on a pari passu basis with existing registration rights holders, (excluding existing holders of demand registration rights) to participate in underwritten public offerings of the Company’s securities.
     Pursuant to the terms of the Investor Rights Agreement, each Purchaser has agreed that prior to the first anniversary thereof, it shall not transfer any Securities or any underlying shares of Common Stock without the prior written consent of the Company and, thereafter, shall not transfer the Securities or any underlying shares of Common Stock to any Competitor (as defined in the Investor Rights Agreement) of the Company in a privately negotiated transaction, subject to certain exceptions.

     The foregoing description of the Investor Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the Investor Rights Agreement, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.
     Description of Series B Preferred Stock
     On June 2, 2008, the Company also filed a Certificate of Designation for the Series B Preferred Stock (the “Series B Certificate of Designation”) with the Secretary of State of the State of Delaware. The Series B Certificate of Designation authorizes the Company to issue 35,000 of its 5,000,000 authorized shares of preferred stock as shares of Series B Preferred Stock.
     The Series B Preferred Stock has a purchase price equal to $1,000.00 per share (the “Original Series B Issue Price”). In the event of a Liquidation Event (as such term is defined in the Series B Certificate of Designation), each holder of the Series B Preferred Stock is entitled to receive, prior to any distribution to the holders of the Common Stock, the greater of (i) an amount per share equal to the Original Series B Issue Price, plus any declared but unpaid dividends thereon, and (ii) the amount such holder would have received in connection with the Liquidation Event if the holder held the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock then held by such holder.
     The Purchasers, at each of their option, may convert shares of Series B Preferred Stock at any time into the number of shares of Common Stock determined by dividing the Original Series B Issue price by the Conversion Price (as such term is defined in the Certificate of Designation), which is initially set at $10.00 per share, plus cash in lieu of fractional shares, subject to anti-dilution adjustments. The Series B Preferred Stock shall be automatically converted into Common Stock at the then-applicable Conversion Price if, (i) after the first anniversary of the original issuance of the Series B Preferred Stock, the closing price of the Common Stock is at least 175% of the Conversion Price on each trading day for a period of 65 consecutive trading days and (ii) within 60 days of such period, a registration statement covering the resale of the Common Stock to be issued upon conversion of the Series B Preferred Stock is effective, the holders of the Series B Preferred Stock are not restricted or prohibited from selling the shares of Common Stock to be received upon conversion of their shares of Series B Preferred Stock pursuant to such registration statement, and the closing price of the Common Stock is at least 175% of the Conversion Price.
     The holders of the Series B Preferred Stock have the right to vote on any matter submitted to a vote of the stockholders of the Company and are entitled to vote that number of votes equal to the aggregate number of shares of Common Stock issuable upon the conversion of such holders’ shares of Series B Preferred Stock. For so long as at least 10,500 shares of Series B Preferred Stock are outstanding, an affirmative vote of the majority of the holders of the Series B Preferred Stock is required for the Company to (i) authorize, create or issue any equity, certain debt or other securities superior to or on parity with the Series B Preferred Stock, (ii) increase or decrease the number of authorized shares of Series B Preferred Stock, (iii) amend, waive or repeal the Company’s certificate of incorporation or bylaws in a way that adversely affects the Series B Preferred Stock, and (iv) pay any dividends or distribution on the Common Stock or other capital stock of the Company unless after the payment of such dividends or distribution the Company will have an amount of Net Unrestricted Cash (as such term is defined in the Series B Certificate of Designation) greater than the liquidation preference of the then outstanding shares of Series B Preferred Stock. The holders of the majority of the Series B Preferred Stock will have the right to elect one member of the Company’s Board of Directors for so long as 17,500 shares of Series B Preferred Stock (or shares of Common Stock into which such shares are converted) remain outstanding.
     The foregoing description of the Series B Preferred Stock is not complete and is qualified in its entirety by reference to the full text of the Series B Certificate of Designation, which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

     Warrants
     As discussed above, the Warrants entitle the Purchasers to purchase an aggregate of 700,000 shares of Common Stock at an exercise price of $10.00 per share. The Warrants may be exercised for cash or on a net exercise basis. The Warrants expire on the tenth anniversary of the date they were first issued. The warrant is subject to customary anti-dilution adjustments in the event of stock splits and similar transactions.
     The foregoing description of the Warrants is not complete and is qualified in its entirety by reference to the full text of the form of Warrant, which is attached hereto as Exhibit 4.2 and is incorporated herein by reference.
Stockholder Rights Plan
     On June 2, 2008, the Board of Directors implemented a stockholders rights agreement and declared a distribution of one right (a “Right”) for each outstanding share of Common Stock, to stockholders of record at the close of business on June 20, 2008 (the “Record Date”) and for each share of Common Stock issued (including shares of Common Stock issued from the Company’s treasury) by the Company thereafter and prior to the Distribution Date (as defined below). Each Right entitles the registered holder, subject to the terms of the Stockholders Rights Agreement (as defined below), to purchase from the Company one one-thousandth of a share (a “Unit”) of Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), at a price of $40.00 per Unit, subject to adjustment (the “Purchase Price”).
     The description and terms of the Rights are set forth in a Stockholders Rights Agreement, dated as of June 2, 2008 (the “Stockholders Rights Agreement”), by and between the Company and American Stock Transfer & Trust Company, LLC (the “Rights Agent”).
     The Stockholders Rights Agreement
     Initially, the Rights will attach to all certificates representing shares of Common Stock then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from the shares of Common Stock and the “Distribution Date” will occur upon the earlier of (i) ten business days following a public announcement that a person or group of affiliated or associated persons has become an “Acquiring Person” or (ii) ten business days (or such later date as may be determined by the Board of Directors prior to such time as any person becomes an Acquiring Person) following the commencement of a tender or exchange offer that would result in a person or group of affiliated and associated persons beneficially owning an aggregate of 20% or more of the total voting power represented by all the then outstanding shares of Common Stock and other voting securities of the Company (the “Voting Securities”) if, upon consummation thereof, such person would be the beneficial owner of Voting Securities representing 20% or more of the total Voting Securities then outstanding. Until the Distribution Date, (i) the Rights will be evidenced by certificates for shares of Common Stock and will be transferred with and only with such share certificates, (ii) new certificates for shares of Common Stock issued after the Record Date (including shares of Common Stock distributed from the Company’s Treasury) will contain a notation incorporating the Stockholders Rights Agreement by reference and (iii) the surrender for transfer of any certificates representing outstanding shares of Common Stock will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificates.
     An “Acquiring Person” is a person or group of affiliated or associated persons that has acquired, obtained the right to acquire, or otherwise obtained beneficial ownership of an aggregate of 20% or more of the total voting power represented by all the then outstanding shares of Voting Securities. The following, however, are not considered Acquiring Persons: (1) the Company, its subsidiaries, any employee benefit plan of the Company or any of its subsidiaries, or any entity holding shares of Voting Securities pursuant to the terms of any such plan; (2) any person or group that becomes the Beneficial Owner of 20% or more of the total voting power represented by all the then outstanding Voting Securities solely as a result of the acquisition of Voting Securities by the

Company, unless such person or group thereafter acquires beneficial ownership of additional Voting Securities; (3) subject to certain conditions set forth in the Stockholders Rights Agreement, a person or group that otherwise would have become an Acquiring Person as a result of an inadvertent acquisition of 20% or more of the total voting power represented by all the then outstanding Voting Securities; and (4) subject to certain conditions set forth in the Stockholders Rights Agreement, any person or group that would otherwise be deemed an Acquiring Person upon adoption of the Stockholders Rights Agreement (a “Grandfathered Stockholder”). Except as provided in the Stockholders Rights Agreement, a person or group that is a Grandfathered Stockholder will cease to be a Grandfathered Stockholder and will become an Acquiring Person if after adoption of the Stockholders Rights Agreement such Grandfathered Stockholder acquires beneficial ownership of additional Voting Securities in excess of one percent of the number of shares of Common Stock outstanding as of June 2, 2008.
     The Rights are not exercisable until the Distribution Date and will expire at the close of business on the third anniversary of the Stockholders Rights Agreement unless earlier redeemed or exchanged by the Company as described below.
     As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of shares of Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights.
     If a person or group of affiliated or associated persons becomes an Acquiring Person, then each holder of a Right will thereafter have the right to receive, upon exercise, shares of Common Stock (or, in certain circumstances, Units of Series A Preferred Stock, other securities, cash, property or a combination thereof) having a value equal to two times the exercise price of the Right. The exercise price is the Purchase Price multiplied by the number of Units of Series A Preferred Stock issuable upon exercise of a Right prior to the events described in this paragraph.
     Notwithstanding any of the foregoing, following the time any person or group becomes an Acquiring Person, all Rights that are, or under certain circumstances specified in the Stockholders Rights Agreement were, beneficially owned by any Acquiring Person or its Affiliates or Associates will be null and void.
     In the event that, at any time after a person or group becomes an “Acquiring Person,” (i) the Company is acquired in a merger or other business combination with another company and the Company is not the surviving corporation, (ii) another company consolidates or merges with the Company and all or part of the shares of Common Stock are converted or exchanged for other securities, cash or property or (iii) 50% or more of the consolidated assets or earning power of the Company and its subsidiaries is sold or transferred to another company, then each holder of a Right (except Rights that previously have been voided as described above) shall thereafter have the right to receive, upon exercise, common stock or other equity interest of the ultimate parent of such other company having a value equal to two times the exercise price of the Right.
     The Purchase Price payable, and the number of Units of Series A Preferred Stock (or other securities, as applicable) issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preferred Stock, (ii) if holders of the Series A Preferred Stock are granted certain rights or warrants to subscribe for Series A Preferred Stock or convertible securities at less than the current market price of the Series A Preferred Stock or (iii) upon the distribution to the holders of the Series A Preferred Stock of evidences of indebtedness, cash or assets (excluding regular quarterly cash dividends or dividends payable in the Series A Preferred Stock) or of subscription rights or warrants (other than those referred to above).
     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least one percent of the Purchase Price. The Company is not required to issue fractional shares of Series A Preferred Stock (other than fractional shares that are integral multiples of one one-thousandth of a share). In lieu thereof, an adjustment in cash may be made based on the market price of the Series A Preferred Stock prior to the date of exercise.
     At any time prior to such time as any person or group or affiliated or associated persons becomes an Acquiring Person, the Board of Directors may redeem the Rights in whole, but not in part, at a price of $0.0001 per Right, rounded up to the nearest whole cent (subject to adjustment in certain events) (the “Redemption Price”). Immediately upon the action of the Board of Directors ordering the redemption of the Rights, the Rights will terminate and the only right of the holders of such Rights will be to receive the Redemption Price for each Right held.
     Between 90 and 120 days after the commencement of a Qualified Offer (as such term is defined below), the holders of 10% or more of the Common Stock then outstanding (excluding Common Stock beneficially owned by the Person making the Qualified Offer and such Person’s Affiliates and Associates) may, by notice (a “Special Meeting Notice”), require the Company to call a special meeting of the stockholders to vote on a resolution authorizing the redemption of all, but not less than all, of the then outstanding Rights at the Redemption Price (the “Redemption Resolution”). The Board of Directors must cause the Rights to be redeemed or otherwise prevent the Rights from interfering with the consummation of the Qualified Offer if the special meeting of the stockholders is not held within 90 days of the Special Meeting Notice (which period may be extended to permit the stockholders to vote on a definitive acquisition agreement) or if such meeting is held and the holders of a majority of the outstanding Common Stock (excluding Common Stock beneficially owned by the Person making the Qualified Offer and such Person’s Affiliates and Associates) vote in favor of the Redemption Resolution, in each case as long as at such time no Person has become an Acquiring Person and as long as the Qualified Offer continues to be a Qualified Offer prior to the last day of the period in which the special meeting of the stockholders must be held.
     A “Qualified Offer” is an offer determined by a majority of the independent directors of the Company to have each of the following characteristics:
     (i) a fully-financed, all-cash tender offer, or an exchange offer offering shares of common stock of the offeror, or a combination thereof, in each such case for all of the outstanding shares of Common Stock at the same per-share consideration;
     (ii) an offer that has commenced within the meaning of Rule 14d-2(a) under the Exchange Act;
     (iii) an offer whose per-share offer price is greater than the highest reported market price for the Common Stock in the immediately preceding twenty-four months, with, in the case of an offer that includes shares of common stock of the offeror, such per-share offer price being determined using the lowest reported market price for common stock of the offeror during the five trading days immediately preceding and immediately following the commencement of such offer within the meaning of Rule 14d-2(a) under the Exchange Act;
     (iv) an offer that does not result in a nationally recognized investment banking firm retained by the Board of Directors rendering an opinion to the Board of Directors that the consideration being offered to the stockholders of the Company is either unfair or inadequate;
     (v) if the offer includes shares of common stock of the offeror, (A) the offeror must allow the Company’s investment bank, legal counsel and accountants to perform appropriate due diligence on the offeror and (B) such investment bank must not render an opinion to the Board of Directors that the consideration being offered to the stockholders of the Company is either unfair or inadequate and must not later render an opinion to the Board of Directors that the consideration being offered to the stockholders of the Company has become either unfair or inadequate based on a subsequent disclosure or discovery of a development or developments that have had or are reasonably likely to have a material adverse effect on the value of the common stock of the offeror;

     (vi) an offer that is subject to only the minimum tender condition described in Section 1(v)(ix) of the Stockholders Rights Agreement and other customary terms and conditions, which conditions shall not include any financing, funding or similar conditions or any requirements with respect to the offeror or its agents being permitted any due diligence with respect to the books, records, management, accountants or other outside advisors of the Company;
     (vii) an offer pursuant to which the Company has received an irrevocable written commitment of the offeror that the offer will remain open for at least 120 Business Days and, if a Special Meeting is duly requested, for at least fifteen Business Days after the date of the Special Meeting or, if no Special Meeting is held within ninety Business Days following receipt of the Special Meeting Notice, for at least fifteen Business Days following such ninety Business Day period;
     (viii) an offer pursuant to which the Company has received an irrevocable written commitment of the offeror that, in addition to the minimum time periods specified, the offer, if it would otherwise expire, will be extended for at least twenty Business Days after any increase in the consideration being offered or after any bona fide alternative offer is commenced within the meaning of Rule 14d-2(a) under the Exchange Act; provided, however, that such offer need not remain open beyond (A) the time that any other offer satisfying the criteria for a Qualified Offer is then required to be kept open, (B) the expiration date of any other tender offer for the Common Stock with respect to which the Board of Directors has agreed to redeem the Rights immediately prior to acceptance for payment of the Common Stock thereunder or (C) one Business Day after the stockholder vote with respect to approval of any definitive acquisition agreement has been officially determined and certified by the inspectors of elections;
     (ix) an offer that is conditioned on a minimum of at least two-thirds of the outstanding shares of the Common Stock not held by the Person making such offer (and such Person’s Affiliates and Associates) being tendered and not withdrawn as of the offer’s expiration date, which condition shall not be waivable;
     (x) an offer pursuant to which the Company has received an irrevocable written commitment of the offeror to consummate, as promptly as practicable upon successful completion of the offer, a second step transaction whereby all shares of the Common Stock not tendered into the offer will be acquired at the same consideration per share actually paid pursuant to the offer, subject to stockholders’ statutory appraisal rights;
     (xi) an offer pursuant to which the Company and its stockholders have received an irrevocable written commitment of the offeror that no amendments will be made to the offer to reduce the consideration being offered or to otherwise change the terms of the offer in a way that is adverse to a tendering stockholder;
     (xii) an offer (other than an offer consisting solely of cash consideration) pursuant to which the Company has received the written representation and certification of the offeror and, in their individual capacities, the written representations and certifications of the offeror’s Chief Executive Officer and Chief Financial Officer, that (A) all facts about the offeror that would be material to making an investor’s decision to accept the offer have been fully and accurately disclosed as of the date of the commencement of the offer, (B) all such new facts will be fully and accurately disclosed during the entire period which the offer remains open, and (C) all required Exchange Act reports will be filed by the offeror in a timely manner during such period; and
     (xiii) if the offer includes non-cash consideration, (A) the non-cash portion of the consideration offered must consist solely of common stock of a Person that is a publicly-owned United States corporation, (B) such common stock must be freely tradable and listed or admitted to trading on either the New York Stock Exchange or NASDAQ, (C) no stockholder approval of the issuer of such common stock is required to issue such common stock, or, if required, such approval has already been obtained, (D) no Person (including such Person’s Affiliates and Associates) beneficially owns more than 15% of the voting stock of the issuer of such common stock at the time of commencement or at any time during the term of the offer, (E) no other class of voting stock of the issuer of such common stock is outstanding and (F) the issuer of such common stock meets the registrant eligibility requirements for use of Form S-3 for registering securities under the Securities Act.
For the purposes of the definition of “Qualified Offer,” “fully financed” shall mean that the offeror has sufficient funds for the offer and related expenses which shall be evidenced by (1) firm, unqualified, written commitments from responsible financial institutions having the necessary financial capacity, accepted by the offeror, to provide funds for such offer subject only to customary terms and conditions, (2) cash or cash equivalents then available to the offeror, set apart and maintained solely for the purpose of funding the offer with an irrevocable written commitment being provided by the offeror to the Board of Directors to maintain such availability until the offer is consummated or withdrawn or (3) a combination of the foregoing; which evidence has been provided to the Company prior to, or upon, commencement of the offer. If an offer becomes a Qualified Offer in accordance with this definition, but subsequently ceases to be a Qualified Offer as a result of the failure at a later date to continue to satisfy any of the requirements of this definition, such offer shall cease to be a Qualified Offer and the applicable provisions of the Stockholders Rights Agreement shall no longer be applicable to such offer, provided that the actual redemption of the Rights shall not have already occurred.
     At any time after any person or group of affiliated or associated persons becomes an Acquiring Person and before any such Acquiring Person becomes the beneficial owner of 50% or more of the total voting power of the aggregate of all shares of Voting Securities then outstanding, the Board of Directors, at its option, may exchange each Right (other than Rights that previously have become void as described above) in whole or in part, at an exchange ratio of one share of Common Stock (or under certain circumstances one Unit of Series A Preferred Stock or equivalent preferred stock) per Right (subject to adjustment in certain events).
     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Units of Series A Preferred Stock (or other consideration).
     Any of the provisions of the Stockholders Rights Agreement may be amended without the approval of the holders of Rights in order to cure any ambiguity, defect, or inconsistency or to make any other changes that the Board of Directors may deem necessary or desirable. After any person or group of affiliated or associated persons becomes an Acquiring Person, the provisions of the Stockholders Rights Agreement may not be amended in any manner that would adversely affect the interests of the holders of Rights (excluding the interests of any Acquiring Person).
     Description of Series A Preferred Stock
     On June 2, 2008, the Company also filed a Certificate of Designation for the Series A Preferred Stock (the “Series A Certificate of Designation”) with Secretary of State of the State of Delaware. The Series A Certificate of Designation authorizes the Company to issue 110,000 of its 5,000,000 authorized shares of preferred stock as shares of Series A Preferred Stock.
     The Units of Series A Preferred Stock that may be acquired upon exercise of the Rights will not be redeemable and will rank junior to any other shares of preferred stock that may be issued by the Company with respect to the payment of dividends and as to distribution of assets in liquidation.
     Each share of Series A Preferred Stock will have a minimum preferential quarterly dividend of the greater of $1.00 per share or 1,000 times the aggregate per share amount of any cash dividend declared on the shares of Common Stock since the immediately preceding quarterly dividend, subject to certain adjustments.

     In the event of liquidation, the holder of Series A Preferred Stock will be entitled to receive a cash preferred liquidation payment per share equal to the greater of $1.00 (plus accrued and unpaid dividends thereon) or 1,000 times the amount paid in respect of a share of Common Stock, subject to certain adjustments.
     Generally, each share of Series A Preferred Stock will vote together with the shares of Common Stock and any other class or series of capital stock entitled to vote on such matter, and will be entitled to 1,000 votes per share, subject to certain adjustments. The holders of the Series A Preferred Stock, voting as a separate class, shall be entitled to elect two directors if dividends on the Series A Preferred Stock are in arrears in an amount equal to six quarterly dividends thereon.
     In the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Series A Preferred Stock will be entitled to receive 1,000 times the aggregate per share amount of stock, securities, cash or other property paid in respect of each share of Common Stock, subject to certain adjustments.
     The rights of holders of the Series A Preferred Stock to dividend, liquidation and voting rights are protected by customary anti-dilution provisions.
     Because of the nature of the Series A Preferred Stock’s dividend, liquidation and voting rights, the economic value of one Unit of Series A Preferred Stock is expected to approximate the economic value of one share of Common Stock.
     Amendment of Rights
     The terms of the Rights generally may be amended by the Board of Directors without the approval of the holders of the Rights, except that from and after such time as the Rights are distributed, no such amendment may adversely affect the interests of the holders of Rights (excluding any interests of any Acquiring Person).
     Further Information
     Copies of the Stockholders Rights Agreement and the Series A Certificate of Designation have been filed with the Securities and Exchange Commission as exhibits to a Registration Statement on Form 8-A dated June 2, 2008 (the “Form 8-A”). Copies of the Stockholders Rights Agreement and the Series A Certificate of Designation are available free of charge from the Company. This summary description of the Rights and Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to all the provisions of the Stockholders Rights Agreement and the Series A Certificate of Designation, including the definitions therein of certain terms, which Stockholders Rights Agreement and the Series A Certificate of Designation are incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
     The Issuance to the Purchasers was completed through a private placement to accredited investors and is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The shares of Series B Preferred Stock, the shares of Common Stock issuable upon the conversion of the Series B Preferred Stock, the Warrants and the shares of Common Stock issuable upon the exercise of the Warrants have not been registered under the Securities Act or any state securities laws. Unless so registered, such securities may not be offered or sold in the United States absent an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable state securities laws. The Company has not engaged in any general solicitation or advertising with regard to the Issuance and has not offered the Securities to the public in connection with the Issuance.

     Financial Technology Partners LP and FTP Securities LLC (“FT Partners”) acted as placement agent for this transaction. The Company will pay to FT Partners a fee of 3% of the gross proceeds received by the Company at each closing under the Purchase Agreement. The Company intends to use the proceeds of the offering for general corporate purposes, which may include acquisitions.
     The information required by Item 3.02 contained in Item 1.01 is incorporated by reference into this Item 3.02.
Item 3.03 Material Modification to Rights of Security Holders
     The information required by Item 3.03 contained in Item 1.01 is incorporated by reference into this Item 3.03.
Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     The information required by Item 5.03 contained in Item 1.01 is incorporated by reference into this Item 5.03.
Item 8.01. Other Events.
     On June 3, 2008, the Company issued a press release announcing the entry into the Purchase Agreement and the transactions contemplated thereby, as well as the adoption of the Stockholders Rights Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits:
3.1	Form of Certificate of Designation of Series A Preferred Stock of MarketAxess Holdings Inc., filed as an exhibit to the Company’s Registration Statement on Form 8-A on June 3, 2008 and incorporated herein by reference.

3.2	Form of Certificate of Designation of Series B Preferred Stock of MarketAxess Holdings Inc.

4.1	Investor Rights Agreement by and among MarketAxess Holdings Inc., a Delaware corporation, TCV VI, L.P., a Delaware limited partnership, and TCV Member Fund, L.P., a Delaware limited partnership, dated June 2, 2008

4.2	Form of Warrant issued by MarketAxess Holdings Inc.

4.3	Stockholders Rights Agreement, dated as of June 2, 2008 by and between MarketAxess Holdings Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent, filed as an exhibit to the Company’s Registration Statement on Form 8-A on June 3, 2008 and incorporated herein by reference.

10.1	Securities Purchase Agreement by and among MarketAxess Holdings Inc., a Delaware corporation, TCV VI, L.P., a Delaware limited partnership, and TCV Member Fund, L.P., a Delaware limited partnership, dated June 2, 2008

99.1	Press Release entitled “MarketAxess Announces Strategic Investment by Technology Crossover Ventures, Adoption of Stockholder Rights Plan” issued by MarketAxess Holdings Inc. on June 3, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARKETAXESS HOLDINGS INC. (Registrant)
By:	/s/ Richard M. McVey
	Name:	Richard M. McVey
	Title:	Chief Executive Officer

Date: June 3, 2008

EXHIBIT INDEX

Exhibit
3.1	Form of Certificate of Designation of Series A Preferred Stock of MarketAxess Holdings Inc., filed as an exhibit to the Company’s Registration Statement on Form 8-A on June 3, 2008 and incorporated herein by reference.

3.2	Form of Certificate of Designation of Series B Preferred Stock of MarketAxess Holdings Inc.

4.1	Investor Rights Agreement by and among MarketAxess Holdings Inc., a Delaware corporation, TCV VI, L.P., a Delaware limited partnership, and TCV Member Fund, L.P., a Delaware limited partnership, dated June 2, 2008

4.2	Form of Warrant issued by MarketAxess Holdings Inc.

4.3	Stockholders Rights Agreement, dated as of June 2, 2008 by and between MarketAxess Holdings Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent, filed as an exhibit to the Company’s Registration Statement on Form 8-A on June 3, 2008 and incorporated herein by reference.

10.1	Securities Purchase Agreement by and among MarketAxess Holdings Inc., a Delaware corporation, TCV VI, L.P., a Delaware limited partnership, and TCV Member Fund, L.P., a Delaware limited partnership, dated June 2, 2008

99.1	Press Release entitled “MarketAxess Announces Strategic Investment by Technology Crossover Ventures, Adoption of Stockholder Rights Plan” issued by MarketAxess Holdings Inc. on June 3, 2008